Exhibit 99.4
NOTICE OF GUARANTEED DELIVERY
Exchange Offer for All Outstanding
9 7/8% Senior Notes Due 2012
of
Coleman Cable, Inc.
Pursuant to the Prospectus dated                             , 2005
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                         , 2005 UNLESS EXTENDED (THE ‘EXPIRATION DATE‘).
The Exchange Agent for the Exchange Offer is:
DEUTSCHE BANK TRUST COMPANY AMERICAS

By Regular, Registered or Certified Mail: DB Services Tennessee, Inc. Reorganization Unit P.O. Box 292737 Nashville, TN 37229-2731	By Hand: Deutsche Bank Trust Company Americas C/O The Depository Trust Clearing Corporation 55 Water Street, 1st floor Jeannette Park Entrance New York, NY 10041	By Overnight Courier DB Services Tennessee, Inc. Corporate Trust & Agency Services Reorganization Unit 648 Grassmere Park Road Nashville, TN 37211 Attention: Security Holder Relations
Facsimile Transmissions:
(Eligible Institutions Only)
(615) 835-3701
Confirm by Telephone:
(800) 735-7777
      This form, or one substantially equivalent to this form, must be used by a holder to accept the Exchange Offer of Coleman Cable, Inc., a Delaware corporation (the “Company”), and to tender 9 7/8% Senior Notes due 2012 and the related Guarantees (the “Old Notes”) to the Exchange Agent pursuant to the guaranteed delivery procedures described in the Company’s Prospectus, dated                     , 2005 (the “Prospectus”) and in Instruction 2 to the related Letter of Transmittal (the “Letter of Transmittal”). Any holder who wishes to tender Old Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date (as defined above) of the Exchange Offer. Capitalized terms used but not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Prospectus or the Letter of Transmittal. This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under Instruction 5 to the Letter of Transmittal, such signature guarantee must appear in the applicable space in the box provided on the Letter of Transmittal for guarantee of signatures. Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission via facsimile other than as set forth above, will not constitute a valid delivery.

      The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal:

Certificate Number(s) (if known) of Old Notes or	Aggregate Principal	Aggregate Principal
Account Number at the Book-Entry Transfer Facility	Amount Represented	Amount Tendered

PLEASE COMPLETE AND SIGN
(Please Print or Type)
Name(s) of Record Holder(s):

Address:

Telephone Number:

Signature(s):

Dated:                                                    , 2005
      This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:
Name(s):

Capacity:

Address:

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GUARANTEE
(Not to be used for signature guarantee)
      The undersigned, a firm which is an Eligible Institution, as defined in the Letter of Transmittal, guarantees deposit with the Exchange Agent of the Letter of Transmittal, together with the certificate(s) representing the Old Notes tendered hereby and any other required documents, all by 5:00 p.m., New York City time, within five New York Stock Exchange trading days after the date set forth below.

Name of Firm:	Authorized Signature:

Address:	Name:

Title:

Telephone:	Date:	, 2005

DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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